UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2011

Bank of Granite Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-15956	56-1550545

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
P.O. Box 128, 23 North Main Street
Granite Falls, North Carolina 28630
(Address of Principal Executive Offices) (Zip Code)
(828) 496-2000

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INDEX

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Item 3.01—Notice of Delisting or Failure to Satisfy A Continued Listing Rule or Standard; Transfer of Listing	3

Signatures	4

Item 3.01	Notice of Delisting or Failure to Satisfy A Continued Listing Rule or Standard; Transfer of Listing.
     On March 16, 2011, Bank of Granite Corporation (the “Company”) received a written notice from The Nasdaq Stock Market indicating that the Company’s application to transfer the listing of its common stock to The Nasdaq Capital Market was approved as of the opening of business on March 21, 2011.
     The application to transfer was prompted by Bank of Granite Corporation’s failure to be in compliance with Rule 5450(a)(1), the bid price rule, because the closing bid price per share of its common stock had been below $1.00 per share for 30 consecutive business days prior to September 22, 2010. Upon the transfer to The Nasdaq Capital Market, Bank of Granite Corporation became eligible for an additional 180 calendar day period, or until September 19, 2011, to regain compliance with the bid price rule. Approval to transfer to The Nasdaq Capital Market was conditioned upon the Company agreeing to effect a reverse stock split during the additional 180 calendar day period, should it become necessary to do so to meet the minimum $1.00 bid price per share requirement.
     The trading of Bank of Granite Corporation common stock is unaffected by this change and will continue to be traded under the symbol “GRAN.”

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bank of Granite Corporation
March 22, 2011	By:	/s/ Jerry A. Felts
Jerry A. Felts
Chief Operating Officer and Chief Financial Officer

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